Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CTC Media, Inc. (the ‘‘Company’’) on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), we, Alexander Rodnyansky, Chief Executive Officer of the Company, and Boris Podolsky, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1                     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2                     the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Alexander Rodnyansky	/s/ Boris Podolsky
Alexander Rodnyansky	Boris Podolsky
Chief Executive Officer	Chief Financial Officer

April 30, 2008	April 30, 2008

A signed original of this written statement required by Section 906 has been provided to CTC Media, Inc. and will be retained by CTC Media, Inc. and furnished to the SEC or its staff upon request.